Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present

 at KeyBanc Capital Markets’ Basic Materials & Packaging Conference,

Credit Suisse Chemical and Ag Science Conference, and

Oppenheimer Industrials Conference

Clayton, MO, September 4, 2008 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the KeyBanc Capital Markets’ Basic Materials & Packaging Conference on Thursday, September 11, 2008 at noon Eastern Time in Boston, MA; the Credit Suisse Chemical and Ag Science Conference on Thursday, September 18, at 11:20 a.m. Eastern Time in New York, NY; and the Oppenheimer Industrials Conference on Thursday, October 2, 2008 at 8:00 a.m. Eastern Time in New York, NY.

Copies of the presentation slides for all three conferences will be available the evening prior to each presentation on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-17